PRESS RELEASE - FOR IMMEDIATE RELEASE

OMEGA ANNOUNCES THIRD QUARTER 2006 AND RESTATEMENT RESULTS;
ADJUSTED FFO OF $0.32 PER SHARE FOR THE THIRD QUARTER 2006

TIMONIUM, MARYLAND - December 14, 2006 - Omega Healthcare Investors, Inc. (NYSE:OHI) today announced its results of operations for the quarter ended September 30, 2006. The Company also announced it has filed amendments to restate its Annual Report on Form 10-K for the year ended December 31, 2005 and its Quarterly Reports on Form 10-Q for the three-month periods ended March 31, 2006 and June 30, 2006 (see “Restatement of Prior Financial Statements” section below). In addition, the Company also reported Funds From Operations (“FFO”) available to common stockholders for the three months ended September 30, 2006 of $19.3 million or $0.33 per common share. The $19.3 million of FFO available to common stockholders for the third quarter includes $3.6 million of non-cash restricted stock expense, a $2.7 million accounting gain on the sale of an equity security, a $1.8 million non-cash increase in the fair value of a derivative, a $0.6 million provision for income taxes, $0.3 million in non-cash accretion investment income and a provision for uncollectible accounts receivable of $0.2 million. FFO is presented in accordance with the guidelines for the calculation and reporting of FFO issued by the National Association of Real Estate Investment Trusts (“NAREIT”). Adjusted FFO, which excludes the impact for certain non-cash items, including: restricted stock expense, changes in derivative fair values, provision for income taxes, accretion investment income, a provision for uncollectible accounts receivable, and the cash gain on the sale of an equity security was $0.32 per common share for the three months ended September 30, 2006. For more information regarding FFO and adjusted FFO, see “Funds From Operations” section below.

GAAP NET INCOME

For the three-month period ended September 30, 2006, the Company reported net income of $14.6 million, net income available to common stockholders of $12.1 million, or $0.20 per diluted common share and operating revenues of $35.2 million. This compares to net income of $5.7 million, net income available to common stockholders of $3.2 million, or $0.06 per diluted common share, and operating revenues of $27.1 million for the same period in 2005.

For the nine-month period ended September 30, 2006, the Company reported net income of $42.3 million, net income available to common stockholders of $34.8 million, or $0.60 per diluted common share and operating revenues of $99.8 million. This compares to net income of $17.8 million, net income available to common stockholders of $6.9 million, or $0.13 per diluted common share, and operating revenues of $81.6 million for the same period in 2005.

THIRD QUARTER 2006 HIGHLIGHTS AND OTHER RECENT DEVELOPMENTS

•  On August 1, 2006, the Company closed on $171 million of new investments yielding 10%.
•	In August, the Company sold its common stock investment in Sun Healthcare Group (“Sun”) for $7.6 million of cash proceeds.
•  On September 1, 2006, the Company closed on $25.0 million of investments yielding over 10%.
•	In October, the Board of Directors increased the quarterly common dividend per share by $0.01 to $0.25.

THIRD QUARTER 2006 RESULTS

Operating Revenues and Expenses - Operating revenues for the three months ended September 30, 2006 were $35.2 million. Operating expenses for the three months ended September 30, 2006 totaled $14.2 million, comprised of $8.4 million of depreciation and amortization expense, $2.0 million of general and administrative expenses, and $3.6 million of restricted stock expense.

Other Income and Expense - Other income and expense for the three months ended September 30, 2006 was a net expense of $7.0 million and was primarily comprised of $11.2 million of interest expense, $0.4 million of non-cash interest expense, $2.7 million of gain on the sale of Sun common stock and a $1.8 million increase in the fair value of a derivative.

Funds From Operations - For the three months ended September 30, 2006, reportable FFO available to common stockholders was $19.3 million, or $0.33 per common share, compared to $8.8 million, or $0.17 per common share, for the same period in 2005. The $19.3 million of FFO for the quarter includes $3.6 million of non-cash restricted stock expense associated with the Company’s issuance of restricted stock and unit grants to executive officers during 2004, a $2.7 million accounting gain on the sale of an equity security, a $1.8 million non-cash increase in the fair value of a derivative, $0.6 million provision for income taxes, $0.3 million of non-cash accretion investment income and a provision for uncollectible accounts receivable of $0.2 million. The $8.8 million of FFO for the three months ended September 30, 2005, includes a $5.5 million provision for impairment on real estate properties and $0.3 million of non-cash restricted stock amortization expense.

When excluding the above mentioned non-cash or non-recurring items in 2006 and 2005, adjusted FFO was $18.9 million, or $0.32 per common share for the three months ended September 30, 2006, compared to $14.1 million, or $0.27 per common share, for the same period in 2005. For further information, see the attached “Funds From Operations” schedule and notes.

PORTFOLIO DEVELOPMENTS

Advocat Inc. - On October 20, 2006 the Company restructured its relationship with Advocat (the “Second Advocat Restructuring”) by entering into a Restructuring Stock Issuance and Subscription Agreement with Advocat (the “2006 Advocat Agreement”). Pursuant to the 2006 Advocat Agreement, the Company exchanged the Advocat Series B preferred stock and subordinated note issued to the Company in November 2000 in connection with a restructuring because Advocat was in default on its obligations to the Company (the “Initial Advocat Restructuring”) for 5,000 shares of Advocat’s Series C non-convertible, redeemable (at the Company’s option after September 30, 2010) preferred stock with a face value of approximately $4.9 million and a dividend rate of 7% payable quarterly, and a secured non-convertible subordinated note in the amount of $2.5 million maturing September 30, 2007 and bearing interest at 7% per annum. As part of the Second Advocat Restructuring, the Company also amended its Consolidated Amended and Restated Master Lease by and between one of its subsidiaries, as lessor, and a subsidiary of Advocat, as lessee, to commence a new 12-year lease term through September 30, 2018 (with a renewal option for an additional 12 year term) and Advocat has agreed to increase the master lease annual rent by approximately $687,000 to approximately $14 million commencing on January 1, 2007.

The Second Advocat Restructuring will be accounted for as a new lease in accordance with FASB Statement No. 13, Accounting for Leases (“FAS No. 13”) and FASB Technical Bulletin No. 88-1, Issues Relating to Accounting for Leases (“FASB TB No. 88-1”). The fair value of the assets exchanged in the restructuring (i.e., the Series B non-voting redeemable convertible preferred stock and the secured convertible subordinated note, with a fair value of $14.9 million and $2.5 million, respectively, at October 20, 2006) in excess of the fair value of the assets received (the Series C non-convertible redeemable preferred stock and the secured non-convertible subordinated note, with a fair value of $4.1 million and $2.5 million, respectively, at October 20, 2006) will be recorded as a lease inducement asset of approximately $10.8 million in the fourth quarter of 2006. The $10.8 million lease inducement asset will be amortized as a reduction to rental income on a straight-line basis over the term of the new master lease. The exchange of securities will also result in a gain in the fourth quarter of 2006 of approximately $3.0 million representing: (i) the fair value of the secured convertible subordinated note of $2.5 million, previously reserved; (ii) the realization of the gain on investments previously classified as other comprehensive income of approximately $1.1 million relating to the Series B non-voting redeemable convertible preferred stock; and (iii) a loss of approximately $0.6 million resulting from the change in the fair value of the embedded derivative from September 30, 2006 to October 20, 2006.

Guardian LTC Management, Inc. - On September 1, 2006, the Company completed a $25.0 million investment with subsidiaries of Guardian LTC Management, Inc. (“Guardian”), an existing operator of the Company. The transaction involved the purchase and leaseback of a skilled nursing facility (“SNF”) in Pennsylvania and termination of a purchase option on a combination SNF and rehabilitation hospital in West Virginia owned by the Company. The facilities were included in an existing master lease with Guardian with an increase in contractual annual rent of approximately $2.6 million in the first year. This master lease now includes 17 facilities. In addition, the master lease term was extended from October 2014 through August 2016.

In accordance with FAS No. 13 and FAS TB No. 88-1, $19.2 million of the $25.0 million transaction amount will be accounted for as a lease inducement asset and is classified within accounts receivable - net on the Company’s consolidated balance sheets. The lease inducement will be amortized as a reduction to rental income on a straight-line basis over the term of the new master lease. The remaining $5.8 million will be allocated to the purchase of the Pennsylvania SNF.

Sun Healthcare Group, Inc. Common Stock - On August 28, 2006, the Company sold its remaining 760,000 shares of Sun’s common stock for net cash proceeds of approximately $7.6 million. The sale resulted in an accounting gain of approximately $2.7 million.

Litchfield Investment Company, LLC - On August 1, 2006, the Company completed a transaction with Litchfield Investment Company, LLC and its affiliates (“Litchfield”) to purchase 30 SNFs and one independent living center for a total investment of approximately $171 million. The facilities total 3,847 beds and are located in the states of Colorado (5), Florida (7), Idaho (1), Louisiana (13), and Texas (5). The facilities were subject to master leases with three national healthcare providers, which are existing tenants of the Company. The tenants are Home Quality Management, Inc. (“HQM”), Nexion Health, Inc. (“Nexion”), and Peak Medical Corporation, which was acquired by Sun in December of 2005. The Company used a combination of cash on hand and $150 million of credit facility borrowings to finance the Litchfield transaction.

Simultaneously with the close of the purchase transaction, the seven HQM facilities were combined into an Amended and Restated Master Lease containing 13 facilities between us and HQM. In addition, the 18 Nexion facilities were combined into an Amended and Restated Master Lease containing 22 facilities between us and Nexion.

The Company entered into a Master Lease, Assignment and Assumption Agreement with Litchfield relating to the six Sun facilities. These six facilities are currently under a master lease that expires on September 30, 2007.

Other - As previously reported, during the three months ended March 31, 2006, Haven Eldercare, LLC (“Haven”), an existing operator for the Company, entered into a $39 million first mortgage loan with General Electric Capital Corporation (“GE Loan”). Haven used the $39 million of proceeds to partially repay on a $62 million mortgage it has with the Company. Simultaneously, the Company subordinated the payment of its remaining $23 million mortgage to that of the GE Loan. In conjunction with the above transactions and the application of Financial Accounting Standards Board Interpretation No. 46R, Consolidation of Variable Interest Entities, or FIN 46R, the Company consolidated the financial statements and related real estate of the Haven entity into the Company’s financial statements. The consolidation resulted in the following changes to the Company’s consolidated balance sheet as of September 30, 2006: (1) an increase in total gross investments of $39.0 million; (2) an increase in accumulated depreciation of $1.2 million; (3) an increase in other long-term borrowings of $39.0 million; and (4) a reduction of $1.2 million in cumulative net earnings for the nine months ended September 30, 2006 due to increased depreciation expense. General Electric Capital Corporation and Haven’s other creditors do not have recourse to the Company’s assets. The Company’s results of operations reflect the effects of the consolidation of this entity, which is accounted for similarly to the Company’s other purchase-leaseback transactions.

DIVIDENDS

Common Dividends - On October 24, 2006, the Company’s Board of Directors announced a common stock dividend of $0.25 per share, an increase of $0.01 per common share compared to the prior quarter, which was paid November 15, 2006 to common stockholders of record on November 3, 2006.

Series D Preferred Dividends - On October 24, 2006, the Company’s Board of Directors declared the regular quarterly dividends for its 8.375% Series D Cumulative Redeemable Preferred Stock (“Series D Preferred Stock”) to stockholders of record on November 3, 2006. The stockholders of record of the Series D Preferred Stock on November 3, 2006 were paid dividends in the amount of $0.52344 per preferred share on November 15, 2006. The liquidation preference for the Company’s Series D Preferred Stock is $25.00 per share. Regular quarterly preferred dividends for the Series D Preferred Stock represent dividends for the period August 1, 2006 through October 31, 2006.

2007 ADJUSTED FFO GUIDANCE

The Company has increased its 2007 adjusted FFO guidance to be between $1.32 and $1.36 per diluted share, compared to $1.21 and $1.26 per diluted share as previously announced on October 24, 2006. The increase is primarily due to the straight-line rental recognition treatment of certain leases (see “Restatement of Prior Financial Statements” section below).

The Company's adjusted FFO guidance and related GAAP earnings projections for 2007 exclude the future impacts of gains and losses from the sale of assets, additional divestitures, certain one-time revenue and expense items, capital transactions, and restricted stock expense. A reconciliation of the adjusted FFO guidance to the Company's projected GAAP earnings is provided on a schedule attached to this press release. The Company may, from time to time, update its publicly announced FFO guidance, but it is not obligated to do so.

The Company's adjusted FFO guidance is based on a number of assumptions, which are subject to change and many of which are outside the control of the Company. If actual results vary from these assumptions, the Company's expectations may change. There can be no assurance that the Company will achieve its projected results.

RESTATEMENT OF PRIOR FINANCIAL STATEMENTS

The Company’s Board of Directors, including its Audit Committee, concluded on October 24, 2006, to restate the Company’s audited financial results as of December 31, 2005 and 2004 and for the three years ended December 31, 2005, 2004 and 2003 and for other periods affected, including its unaudited financial statements for each quarterly period in 2004, 2005 and 2006 as necessary (the “Restatement”). The Company has now completed the Restatement, which is reflected in the restated financial statements included in the amendments filed today to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 and its Quarterly Reports on Form 10-Q for the three-month periods ended March 31, 2006 and June 30, 2006.

The Restatement reflects the following adjustments that affect the comparable three- and nine- month periods ended September 30, 2005:

1.
The Company recorded asset values for securities received from Advocat (and the increases therein) since the completion of the restructuring of Advocat’s obligations pursuant to leases and mortgages for the facilities then operated by Advocat in 2000. These adjustments increased net income by $0.4 million and $0.8 million for the three and nine months ended September 30, 2005, respectively. These adjustments increased total assets by $5.4 million as of December 31, 2005. Changes in the fair value of the securities not currently recognized in net income were reflected in other comprehensive income.

2.
As a result of the Company’s holdings of Advocat securities, the Company recorded reserves related to a potential tax liability arising from its ownership of such securities. This tax liability along with related interest expense had not been previously accrued for and this adjustment decreased net income by $0.6 million and $1.8 million for the three and nine months ended September 30, 2005, respectively. The amount accrued represents the estimated liability, which remains subject to final resolution and therefore is subject to change.

3.
Subsequent to October 25, 2006, the Company made a correction to its accounting for certain leases because these leases contain provisions (such as increases in rent based on the lesser of a fixed amount or two times the Consumer Price Index (“CPI”)) that require us to record rental income on a straight-line basis subject to an appropriate evaluation of collectibility. The Company had not previously recorded rental income on these leases on a straight-line basis. As a result of this adjustment, the Company’s net income increased by $0.8 million and $2.1 million for the three and nine months ended September 30, 2005, respectively. In addition, net accounts receivable and retained earnings increased by $9.1 million as of December 31, 2005, to reflect the effects of this adjustment from inception of the affected leases.

The impact of the adjustments related to the Restatement for the years ended December 31, 2003, 2004 and 2005 and for the three-month periods ended March 31, 2006 and June 30, 2006 are summarized below:

	Increase (Decrease) to Reported Net Income ($000’s)
	Year ended December 31,			Three Months Ended
	2003	2004	2005	March 31, 2006	June 30, 2006

Net Income, As Previously Reported	$23,030	$16,738	$36,688	$6,881	$11,261

Adjustments:
Advocat restructuring:
Other investment income - preferred stock accretion and dividend income	-	810	1,636	412	414
Change in fair value of derivatives	-	1,105	(16)	2,434	5,474
Provision for income taxes	(520)	(393)	(2,385)	(549)	(590)
Revenues - straight-line rent	1,121	1,886	2,830	997	931
Total Adjustments	$601	$3,408	$2,065	$3,294	$6,229

Net Income, As Restated	$23,631	$20,146	$38,753	$10,175	$17,490

Additional information about the decision to restate these financial statements can be found in the Company’s Current Report on Form 8-K, filed with the SEC on October 25, 2006.

Events Causing the Restatement - Advocat Restructuring

In November 2000, Advocat, an operator of various skilled nursing facilities owned by the Company or mortgaged to the Company, was in default on its obligations to the Company. As a result, the Company entered into the Initial Advocat Restructuring, an agreement with Advocat with respect to the restructuring of Advocat's obligations pursuant to leases and mortgages for the facilities then operated by Advocat. As part of the Initial Advocat Restructuring in 2000, Advocat issued to us (i) 393,658 shares of Advocat’s Series B non-voting, redeemable (on or after September 30, 2007), convertible preferred stock, which was convertible into up to 706,576 shares of Advocat’s common stock (representing 9.9% of the outstanding shares of Advocat’s common stock on a fully diluted, as-converted basis and accruing dividends at 7% per annum), and (ii) a secured convertible subordinated note in the amount of $1.7 million bearing interest at 7% per annum with a September 30, 2007 maturity.

Subsequent to the Initial Advocat Restructuring, Advocat’s operations and financial condition have improved and there has been a significant increase in the market value of Advocat’s common stock from approximately $0.31 per share at the time of the Initial Advocat Restructuring to the closing price on October 20, 2006 of $18.84. As a result of the significant increase in the value of the common stock underlying the Series B preferred stock of Advocat held by the Company, on October 20, 2006 the Company entered into the Second Advocat Restructuring. Management believes that certain of the terms of the Advocat Series B preferred stock previously held by the Company could be interpreted as affecting its compliance with federal income tax rules applicable to real estate investment trusts (“REITs”) regarding related party tenant income as described below.

In 2000 at the time of the Initial Advocat Restructuring, the Company determined that no value should be ascribed to the Advocat preferred stock and subordinated note and, as a result, no value was recorded on the Company’s financial statements at that time or in any subsequent period. Management now believes that the accounting treatment in previous periods was incorrect and, in addition to the related party tenant issues described below, the Restatement reflects the appropriate carrying value (in accordance with FASB Statement No. 115, Accounting for Certain Investments in Debt and Equity Securities (“FAS No. 115”)) of the Advocat preferred stock and an embedded derivative (in accordance with FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities, (“FAS No. 133”)) in its restated balance sheets as of June 30, 2006 and December 31, 2005. In addition, in accordance with FASB Statement No. 114, Accounting by Creditors for Impairment of a Loan (“FAS No. 114”), the Advocat subordinated note of $1.7 million was fully reserved at September 30, 2006 and December 31, 2005, respectively.

The market value for Advocat’s common stock has increased significantly since the completion of the Initial Advocat Restructuring. In connection with exploring the potential disposition of the Advocat Series B preferred stock as part of the Second Advocat Restructuring, the Company was advised by its tax counsel that due to the structure of the Initial Advocat Restructuring, Advocat may be deemed to be a “related party tenant” under applicable federal income tax rules and, in such event, rental income from Advocat would not be qualifying income under the gross income tests that are applicable to REITs.

In order to maintain qualification as a REIT, the Company annually must satisfy certain tests regarding the source of its gross income. The applicable federal income tax rules provide a “savings clause” for REITs that fail to satisfy the REIT gross income tests, if such failure is due to reasonable cause. A REIT that qualifies for the savings clause will retain its REIT status but will pay a tax under section 857(b)(5) and related interest.

The Company currently plans to submit to the IRS a request for a closing agreement to resolve the “related party tenant” issue. While the Company believes there are valid arguments that Advocat should not be deemed a “related party tenant,” the matter is not free from doubt, and the Company believes it is in its best interest to request a closing agreement in order to resolve the matter, minimize potential interest charges and obtain assurances regarding its continuing REIT status. By submitting a request for a closing agreement, the Company intends to establish that any failure to satisfy the gross income tests was due to reasonable cause. In the event that it is determined that the "savings clause" described above does not apply, the Company could be treated as having failed to qualify as a REIT for one or more taxable years. If the Company fails to qualify for taxation as a REIT for any taxable year, its income will be taxed at regular corporate rates, and it could be disqualified as a REIT for the following four taxable years.

As noted above, the Company has completed the Second Advocat Restructuring and has been advised by tax counsel that it will not receive any non-qualifying related party tenant income from Advocat in future fiscal years. Accordingly, the Company does not expect to incur tax expense associated with related party tenant income in future periods commencing January 1, 2007. The Company will continue to accrue an income tax liability related to this matter during 2006.

Recording of Rental Income

During the course of preparing the Restatement, the Company determined that it should correct its accounting for certain leases because these leases contain provisions (such as increases in rent based on the lesser of a fixed amount or two times CPI) and FAS No. 13 and FAS TB No. 88-1 require that rental income for such leases should be recorded on a straight-line basis subject to an appropriate evaluation of collectibility.

CONFERENCE CALL

The Company will be conducting a conference call on Friday, December 15, 2006, at 11 a.m. EDT to review the Company’s 2006 third quarter results, impact of the restatement and current developments. To listen to the conference call via webcast, log on to www.omegahealthcare.com and click the “earnings call” icon on the Company’s home page. Webcast replays of the call will be available on the Company’s website for two weeks following the call.

* * * * * *

The Company is a real estate investment trust investing in and providing financing to the long-term care industry. At September 30, 2006, the Company owned or held mortgages on 239 SNFs and ALFs with approximately 27,446 beds located in 27 states and operated by 33 third-party healthcare operating companies.

FOR FURTHER INFORMATION, CONTACT
Bob Stephenson, CFO at (410) 427-1700
________________________

This announcement includes forward-looking statements. Actual results may differ materially from those reflected in such forward-looking statements as a result of a variety of factors, including, among other things: (i) uncertainties relating to the business operations of the operators of the Company’s properties, including those relating to reimbursement by third-party payors, regulatory matters and occupancy levels; (ii) regulatory and other changes in the healthcare sector, including without limitation, changes in Medicare reimbursement; (iii) changes in the financial position of the Company’s operators; (iv) the ability of operators in bankruptcy to reject unexpired lease obligations, modify the terms of the Company’s mortgages, and impede the ability of the Company to collect unpaid rent or interest during the pendency of a bankruptcy proceeding and retain security deposits for the debtor's obligations; (v) the availability and cost of capital; (vi) competition in the financing of healthcare facilities; and (vii) the Company’s ability to maintain its status as a real estate investment trust and to reach a closing agreement with the Internal Revenue Service with respect to the related party tenant issues described in our Form 10-K/A filed with the Securities and Exchange Commission on December 14, 2006, (viii) the impact of the material weakness identified in the management’s report on internal control over financial reporting included in our Form 10-K/A, including expenses that may be incurred in efforts to remediate such weakness and potential additional costs in preparing and finalizing financial statements in view of such material weakness; and (viii) other factors identified in the Company’s filings with the Securities and Exchange Commission. Statements regarding future events and developments and the Company’s future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements. In addition, the information in this press release related to the Restatement of the Form 10-Q for the period ended March 31, 2006 and Form 10-Q for the period ended June 30, 2006 (the “2006 Restatements”) remains subject to audit by the Company’s independent auditors for the year ending December 31, 2006.

All forward-looking statements included herein are based on current expectations and speak only as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement.

OMEGA HEALTHCARE INVESTORS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)
	September 30,	December 31,
	2006	2005
	(Unaudited)	(Restated)
ASSETS
Real estate properties
Land and buildings at cost	$1,240,398	$996,127
Less accumulated depreciation	(180,270)	(157,255)
Real estate properties - net	1,060,128	838,872
Mortgage notes receivable - net	32,185	104,522
	1,092,313	943,394
Other investments - net	37,327	28,918
	1,129,640	972,312
Assets held for sale - net	737	1,243
Total investments	1,130,377	973,555

Cash and cash equivalents	—	3,948
Accounts receivable - net	39,488	15,018
Other assets	13,189	37,769
Total assets	$1,183,054	$1,030,290

LIABILITIES AND STOCKHOLDERS’ EQUITY
Revolving line of credit	$157,500	$58,000
Unsecured borrowings	485,000	505,682
Discount on unsecured borrowings - net	(265)	(253)
Other long-term borrowings	41,410	2,800
Accrued expenses and other liabilities	27,813	19,563
Income tax liabilities	5,038	3,299
Operating liabilities for owned properties	98	256
Total liabilities	716,594	589,347

Stockholders’ equity:
Preferred stock	118,488	118,488
Common stock and additional paid-in-capital	695,948	662,440
Cumulative net earnings	279,357	237,069
Cumulative dividends paid	(585,397)	(536,041)
Cumulative dividends - redemption	(43,067)	(43,067)
Accumulated other comprehensive income	1,131	2,054
Total stockholders’ equity	466,460	440,943
Total liabilities and stockholders’ equity	$1,183,054	$1,030,290

OMEGA HEALTHCARE INVESTORS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited
(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005 (Restated )	2006	2005 (Restated )
Revenues
Rental income	$33,153	$24,858	$93,056	$70,329
Mortgage interest income	1,054	1,221	3,392	4,417
Other investment income - net	994	867	2,878	2,364
Miscellaneous	42	141	483	4,453
Total operating revenues	35,243	27,087	99,809	81,563

Expenses
Depreciation and amortization	8,360	6,182	23,414	17,872
General and administrative	2,030	1,950	6,107	5,614
Restricted stock expense	3,639	285	4,224	856
Provision for impairment on real estate properties	-	3,072	-	3,072
Provision for uncollectible mortgages, notes and accounts receivable	179	-	179	83
Leasehold expiration expense	-	-	-	750
Total operating expenses	14,208	11,489	33,924	28,247

Income before other income and expense	21,035	15,598	65,885	53,316
Other income (expense):
Interest and other investment income	189	25	371	90
Interest	(11,190)	(7,709)	(30,246)	(21,431)
Interest - amortization of deferred financing costs	(439)	(539)	(1,513)	(1,570)
Interest - refinancing costs	-	-	(3,485)	-
Provision for impairment on equity securities	-	-	-	(3,360)
Gain on sale of equity securities	2,709	-	2,709	-
Change in fair value of derivatives	1,764	(16)	9,672	(427)
Total other expense	(6,967)	(8,239)	(22,492)	(26,698)

Income before gain on assets sold	14,068	7,359	43,393	26,618
Gain from assets sold - net	1,188	-	1,188	-
Income from continuing operations before income taxes	15,256	7,359	44,581	26,618
Provision for income taxes	(600)	(588)	(1,739)	(1,776)
Income from continuing operations	14,656	6,771	42,842	24,842
(Loss) from discontinued operations	(33)	(1,087)	(554)	(7,061)
Net income	14,623	5,684	42,288	17,781
Preferred stock dividends	(2,480)	(2,481)	(7,442)	(8,904)
Preferred stock conversion and redemption charges	-	-	-	(2,013)
Net income available to common	$12,143	$3,203	$34,846	$6,864

Income per common share:
Basic:
Income from continuing operations	$0.21	$0.08	$0.61	$0.27
Net income	$0.21	$0.06	$0.60	$0.13
Diluted:
Income from continuing operations	$0.20	$0.08	$0.61	$0.27
Net income	$0.20	$0.06	$0.60	$0.13

Dividends declared and paid per common share	$0.24	$0.22	$0.71	$0.63

Weighted-average shares outstanding, basic	59,021	51,187	58,203	51,050
Weighted-average shares outstanding, diluted	59,446	51,479	58,407	51,386

Components of other comprehensive income:
Net income	$14,623	$5,684	$42,288	$17,781
Unrealized gain on common stock investment	-	730	1,580	730
Reclassification adjustment for gains on common stock investment	(1,740)	-	(1,740)	-
Unrealized loss on preferred stock investment	(172)	(332)	(763)	(959)
Total comprehensive income	$12,711	$6,082	$41,365	$17,552

OMEGA HEALTHCARE INVESTORS, INC.
FUNDS FROM OPERATIONS
Unaudited
(In thousands, except per share amounts)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005 (Restated)	2006	2005 (Restated)

Net income available to common stockholders	$12,143	$3,203	$34,846	$6,864
Add back loss (deduct gain) from real estate dispositions(1)	(1,188)	(710)	(807)	3,492
Sub-total	10,955	2,493	34,039	10,356
Elimination of non-cash items included in net income:
Depreciation and amortization(1)	8,362	6,275	23,432	19,068
Funds from operations available to common stockholders	$19,317	$8,768	$57,471	$29,424

Weighted-average common shares outstanding, basic	59,021	51,187	58,203	51,050
Assumed restricted units	318	—	121	—
Effect of restricted stock awards	86	111	63	73
Assumed exercise of stock options	21	181	20	263
Weighted-average common shares outstanding, diluted	59,446	51,479	58,407	51,386

Fund from operations per share available to common stockholders	$0.33	$0.17	$0.98	$0.57

Adjusted funds from operations:
Funds from operations available to common stockholders	$19,317	$8,768	$57,471	$29,424
Deduct gain from sale of Sun common stock	(2,709)	—	(2,709)	—
Deduct non-cash increase in fair value of Advocat derivative	(1,764)	16	(9,672)	427
Deduct prepayment penalty/administration fee	—	—	—	(4,059)
Deduct Advocat non-cash accretion investment income	(329)	(410)	(1,155)	(1,225)
Add back one-time non-cash interest refinancing expense	—	—	3,485	—
Add back non-cash restricted stock expense	3,639	285	4,224	856
Add back non-cash preferred stock conversion/redemption charges	—	—	—	2,013
Add back leasehold expiration expense	—	—	—	750
Add back non-cash provision for impairments on real estate properties(1)	—	5,454	121	9,154
Add back non-cash provision for impairments on equity securities	—	—	—	3,360
Add back non-cash provisions for uncollectible mortgages, notes and accounts receivable	179	—	179	83
Add back non-cash provision for income taxes	600	—	1,739	—
Adjusted funds from operations available to common stockholders	$18,933	$14,113	$53,683	$40,783
(1) Includes amounts in discontinued operations

This press release includes Funds From Operations, or FFO, which is a non-GAAP financial measure. For purposes of the Securities and Exchange Commission’s (“SEC”) Regulation G, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable financial measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows (or equivalent statements) of the company, or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable financial measure so calculated and presented. As used in this press release, GAAP refers to generally accepted accounting principles in the United States of America. Pursuant to the requirements of Regulation G, the Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

The Company calculates and reports FFO in accordance with the definition and interpretive guidelines issued by the National Association of Real Estate Investment Trusts ("NAREIT"), and consequently, FFO is defined as net income available to common stockholders, adjusted for the effects of asset dispositions and certain non-cash items, primarily depreciation and amortization. FFO available to common stockholders is further adjusted for the effect of restricted stock awards and the exercise of in-the-money stock options. The Company believes that FFO is an important supplemental measure of its operating performance. Because the historical cost accounting convention used for real estate assets requires depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time, while real estate values instead have historically risen or fallen with market conditions. The term FFO was designed by the real estate industry to address this issue. FFO herein is not necessarily comparable to FFO of other real estate investment trusts, or REITs, that do not use the same definition or implementation guidelines or interpret the standards differently from the Company.

Adjusted FFO is calculated as FFO available to common stockholders less one-time revenue and expense items. The Company believes that adjusted FFO provides an enhanced measure of the operating performance of the Company’s core portfolio as a REIT. The Company's computation of adjusted FFO is not comparable to the NAREIT definition of FFO or to similar measures reported by other REITs, but the Company believes it is an appropriate measure for this Company.

The Company uses FFO as one of several criteria to measure operating performance of its business. The Company further believes that by excluding the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and between other REITs.  The Company offers this measure to assist the users of its financial statements in analyzing its performance; however, this is not a measure of financial performance under GAAP and should not be considered a measure of liquidity, an alternative to net income or an indicator of any other performance measure determined in accordance with GAAP. Investors and potential investors in the Company’s securities should not rely on this measure as a substitute for any GAAP measure, including net income.

In February 2004, NAREIT informed its member companies that it was adopting the position of the SEC with respect to asset impairment charges and would no longer recommend that impairment write-downs be excluded from FFO. In the tables included in this press release, the Company has applied this interpretation and has not excluded asset impairment charges in calculating its FFO. As a result, its FFO may not be comparable to similar measures reported in previous disclosures. According to NAREIT, there is inconsistency among NAREIT member companies as to the adoption of this interpretation of FFO. Therefore, a comparison of the Company’s FFO results to another company's FFO results may not be meaningful.

The following table presents a reconciliation of our guidance regarding 2007 FFO and Adjusted FFO to net income available to common stockholders:

	2007 Projected
Per diluted share:
Net income available to common stockholders	$0.76	−	$0.80
Adjustments:
Depreciation and amortization	0.56	−	0.56
Funds from operations available to common stockholders	$1.32	−	$1.36

Adjustments:
Restricted stock expense	0.00	−	0.00
Adjusted funds from operations available to common stockholders	$1.32	−	$1.36

The following table summarizes the results of operations of assets held for sale and facilities sold during the three and nine months ended September 30, 2006 and 2005, respectively.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
(In thousands)
Revenues
Rental income	$—	$678	$—	$3,685
Other income	—	—	—	24
Subtotal revenues	—	678	—	3,709
Expenses
Depreciation and amortization	2	93	18	1,196
General and administrative	31	—	34	—
Provision for impairment	—	2,382	121	6,082
Subtotal expenses	33	2,475	173	7,278

Income (loss) before loss on sale of assets	(33)	(1,797)	(173)	(3,569)
Gain (loss) on assets sold - net	—	710	(381)	(3,492)
(Loss) from discontinued operations	$(33)	$(1,087)	$(554)	$(7,061)

The following tables present selected portfolio information, including operator and geographic concentrations, and revenue maturities for the period ending September 30, 2006.

Portfolio Composition ($000's)

Balance Sheet Data	# of Properties	# Beds	Investment	% Investment
Real Property(1)(2)	229	26,182	$1,259,647	98%
Loans Receivable	10	1,264	32,185	2%
Total Investments	239	27,446	$1,291,832	100%
(1) Excludes two held for sale facilities and includes $19.2 million for lease inducement. (2) Includes 7 buildings worth $61.8 million resulting from FIN 46 Consolidation
Investment Data	# of Properties	# Beds	Investment	% Investment	Investment per Bed
Skilled Nursing Facilities (1)	229	26,782	$1,236,007	96%	$46
Assisted Living Facilities	8	494	32,390	2%	66
Rehab Hospitals	2	170	23,435	2%	138
	239	27,446	$1,291,832	100%	$47

(1) Investment amount includes $19.2 million for lease inducement.

Revenue Composition ($000's)

Revenue by Investment Type	Three Months Ended		Nine Months Ended
	September 30, 2006		September 30, 2006
Rental Property (1)	$33,153	94%	$93,056	94%
Mortgage Notes	1,054	3%	3,392	3%
Other Investment Income	994	3%	2,878	3%
	$35,201	100%	$99,326	100%

Revenue by Facility Type	Three Months Ended		Nine Months Ended
	September 30, 2006		September 30, 2006
Assisted Living Facilities	$506	1%	$1,327	1%
Skilled Nursing Facilities (1)	33,701	96%	95,121	96%
Other	994	3%	2,878	3%
	$35,201	100%	$99,326	100%

(1) Revenue includes $0.2 million reduction for lease inducement.

Operator Concentration ($000's)

Concentration by Investment	# of Properties	Investment	% Investment
Sun Healthcare Group, Inc.	38	$210,314	16%
Communicare	19	192,163	15%
Haven	15	117,230	9%
Advocat, Inc.	33	108,021	8%
Guardian (1)	17	105,230	8%
HQM	13	98,369	8%
Remaining Operators	104	460,505	36%
	239	$1,291,832	100%

(1) Investment amount includes $19.2 million for lease inducement.

Geographic Concentration ($000's)

Concentration by Region	# of Properties	Investment	% Investment
South (1)	113	$522,130	41%
Midwest	55	337,520	26%
Northeast	37	259,022	20%
West	34	173,160	13%
	239	$1,291,832	100%

Concentration by State	# of Properties	Investment	% Investment
Ohio	37	$278,142	22%
Florida	25	171,995	13%
Pennsylvania	17	110,100	9%
Texas	24	83,858	6%
California	15	60,665	5%
Remaining States (1)	121	587,072	45%
	239	$1,291,832	100%
(1) Investment amount includes $19.2 million for lease inducement.

Revenue Maturities ($000's)

Operating Lease Expirations & Loan Maturities	Year	Current Lease Revenue(1)	Current Interest Revenue(1)	Lease and Interest Revenue	%
	2006	$-	$-	$-	0.0%
	2007	1,684	18	1,702	1.4%
	2008	1,024	-	1,024	0.8%
	2009	-	-	-	0.0%
	2010	11,011	1,451	12,462	9.9%
	Thereafter	108,032	2,206	110,238	87.9%
		$121,751	$3,675	$125,426	100.0%

Note: (1) Based on '06 contractual rents & interest (assumes no annual escalators)

Selected Facility Data
TTM ending 6/30/06				Coverage Data
		% Payor Mix		Before	After
	Census	Private	Medicare	Mgmt. Fees	Mgmt. Fees
All Healthcare Facilities	82.6%	11.8%	13.9%	2.1 x	1.6 x

The following tables present selected financial information, including leverage and interest coverage ratios, as well as a debt maturity schedule for the period ending September 30, 2006.

Current Capitalization ($000's)
	Outstanding Balance	%
Borrowings Under Bank Lines	$157,500	13.7%
Long-Term Debt Obligations (1)	526,410	45.8%
Stockholder's Equity	466,460	40.5%
Total Book Capitalization	$1,150,370	100.0%

(1) Excludes net discount of $0.3 million on unsecured borrowings. Includes $39.0 million of additional debt due to required consolidation of Haven real estate entity per FASB Interpretation No. 46R.

Leverage & Performance Ratios
Debt / Total Book Cap	59.5%
Debt / Total Market Cap	40.2%
Interest Coverage:
3rd quarter 2006	2.87 x

Debt Maturities ($000's)		Secured Debt
	Year	Lines of Credit(1)	Haven FIN-46 Consolidation	Other	Senior Notes	Total
	2006	$-	$-	$-	$-	$-
	2007	-	-	-	-	-
	2008	-	-	-	-	-
	2009	-	-	-	-	-
	Thereafter	200,000	39,000	2,410	485,000	726,410
		$200,000	$39,000	$2,410	$485,000	$726,410

Note: (1) Reflected at 100% capacity.

The following table presents investment activity for the three- and nine-month periods ending September 30, 2006.

Investment Activity ($000's)
	Three Months Ended		Nine Months Ended
	September 30, 2006		September 30, 2006
	$ Amount	%	$	Amount	%
Funding by Investment Type:
Real Property (1)	$196,000	100%		$196,000	100%
Mortgages	-	0%		-	0%
Other	-	0%		-	0%
Total	$196,000	100%		$196,000	100%

(1) Investment amount includes $19.2 M for lease inducement.